Exhibit 3.2

BYLAWS

OF

BLUEDATA CORPORATION

Adopted December 20, 2010

ARTICLE I – OFFICES

Section 1.1. Registered Office.  The registered office of BlueData Corporation (the “Corporation") shall be maintained at such locations within the State of Delaware as the Board of Directors of the Corporation (the “Board of Directors”) from time to time shall designate.  The Corporation shall maintain in charge of such registered office an agent upon whom process against the Corporation may be served.

Section 1.2. Other Offices.  The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board of Directors from time to time may determine or the business of the Corporation may require.

ARTICLE II – MEETINGS OF STOCKHOLDERS

Section 2.1. Annual Meetings.  The annual meeting of the stockholders of the Corporation shall be held on such day as may be designated from time to time by the Board of Directors and stated in the notice of the meeting, and on any subsequent day or days to which such meeting may be adjourned, for the purposes of electing directors and of transacting such other business as may properly come before the meeting.  The Board of Directors shall determine the time for the holding of such meeting.

Section 2.2. Special Meetings.  Unless otherwise required by law, special meetings of the stockholders may be called at any time by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.  The Board of Directors shall designate the time for the holding of such meeting.  The ability of stockholders to call a special meeting of stockholders is specifically denied.

Section 2.3. Place of Meetings.  All meetings of the stockholders shall be held at the principal place of business of the Corporation or at such other place, if any, within or without the State of Delaware, as shall be designated by the Board of Directors and stated in the notice of each such meeting.

Section 2.4. Notice of Meetings.  Except as otherwise provided by law, notice of each meeting of the stockholders, whether annual, special, or adjourned, shall be given, not less than ten (10) days nor more than sixty (60) days before the day on which such meeting is to be held, to each stockholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.  Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  If any stockholder shall in person or by proxy waive notice, in writing, of such meeting, whether before or after such meeting, notice thereof need not be given to such stockholder.  Notice of any adjourned meeting of the stockholders shall not be required to be given, except when expressly required by law.

Section 2.5. Proxies.  The notice of every meeting of the stockholders may be accompanied by a form of proxy approved by the Board of Directors in favor of such person or persons as the Board of Directors may select.

Section 2.6. Quorum.  A majority of the outstanding shares of the Corporation entitled to vote at such meeting shall be necessary and sufficient to constitute a quorum for the transaction of business.  In the absence of a quorum, the stockholders entitled to vote who are present in person or by proxy at the time and place of any meeting (or, if no stockholder entitled to vote is so present in person or by proxy, any officer entitled to preside at or act as secretary of such meeting), may adjourn such meeting from time to time, without notice other than an announcement at such meeting, until a quorum shall be present.  At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 2.7. Organization.  Meetings of the stockholders shall be presided over by the Chairman of the Board of Directors, or, in his or her absence, by the Chief Executive Officer of the Corporation, or in his or her absence, by the President of the Corporation, or, in his or her absence, a Vice President of the Corporation, or, in the absence of the Chairman of the Board of Directors, and the Chief Executive Officer of the Corporation, the President of the Corporation and all of the Vice Presidents of the Corporation, a chairman chosen by a majority in interest of the stockholders present in person or by proxy and entitled to vote thereat, shall act as chairman of such meeting.  The Secretary of the Corporation, or, in his or her absence, an Assistant Secretary of the Corporation, shall act as secretary at all meetings of the stockholders.  In the absence from any such meeting of the Secretary of the Corporation or an Assistant Secretary of the Corporation, the chairman of such meeting may appoint any person to act as secretary of such meeting.

Section 2.8. Business and Order of Business.  Subject to the provisions of these Bylaws, at each meeting of the stockholders, such business may be transacted as may properly be brought before such meeting.

Section 2.9. Voting.  Except as otherwise provided in the Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”), at each meeting of the stockholders, each stockholder shall be entitled to one vote in person or by proxy for each share of the Corporation having voting rights registered in his or her name on the books of the Corporation at the close of business on the day next preceding the day on which notice of such meeting was given, or, if no notice was given, on the day next preceding the day on which such meeting is held, except when, pursuant to the provisions of Section 7.8 of these Bylaws, a date shall have been fixed as a record date for the determination of the stockholders entitled to vote.  Any stockholder entitled to vote may vote in person or by proxy in writing; provided, however, that no proxy shall be valid after the three (3) year anniversary of the date of its execution, unless otherwise provided therein.  The presence at any meeting of any stockholder who has given a proxy shall not revoke such proxy, unless such stockholder shall file written notice of such revocation with the secretary of such meeting prior to the voting of such proxy.

At each meeting of the stockholders, all matters other than those the manner of deciding of which is expressly regulated by the General Corporation Law of the state of Delaware, as amended (the “Delaware General Corporation Law”), the Certificate of Incorporation or these Bylaws, shall be decided by a majority of the votes cast by the holders of shares entitled to vote thereon.  In the case of a matter submitted for a vote of the stockholders as to which a stockholder approval requirement is applicable under the stockholder approval policy of the New York Stock Exchange or any other exchange or quotation system on which the capital stock of the Corporation is quoted or traded, the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any provision of the Internal Revenue Code, as amended (the “Internal Revenue Code”), in each case for which no higher voting requirement is specified by the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws, the vote required for approval shall be the requisite vote specified in such stockholder approval policy, Rule 16b-3 or Internal Revenue Code provision, as the case may be (or the highest such requirement if more than one is applicable).  For the approval of the appointment of independent public accountants (if submitted for a vote of the stockholders), the vote required for approval shall be a majority of the votes cast on the matter.

The Board of Directors, in advance of any meeting of the stockholders, or the chairman of such meeting, at such meeting, may, and shall if required by law, appoint one or more inspectors of election to act at such meeting or any adjournment thereof.

Section 2.10. Conduct of Meetings of Stockholders.  Meetings of the stockholders shall generally follow reasonable and fair procedure.  Subject to the foregoing, the conduct of any meeting and the determination of procedure and rules shall be within the absolute discretion of the chairman of a meeting, and there shall be no appeal from any ruling of the chairman of a meeting with respect to procedure or rules.  Accordingly, in any meeting of the stockholders, or part thereof, the chairman of a meeting shall have the absolute power to determine appropriate rules or to dispense with theretofore prevailing rules.  Without limiting the foregoing, the following rules shall apply:

(a)	Within his or her sole discretion, the chairman of a meeting may adjourn such meeting by declaring such meeting adjourned. Upon his or her doing so, such meeting shall be immediately adjourned.

(b)	The chairman of a meeting may ask or require that anyone who is not a bona fide stockholder or proxy leave a meeting.

(c)
A resolution or motion shall be considered for vote only if proposed by a stockholder or duly authorized proxy, and seconded by a person, who is a stockholder or a duly authorized proxy, other than the person who proposed the resolution or motion.  The chairman of a meeting may propose any motion for vote.

(d)
The chairman of a meeting may impose any reasonable limits with respect to participation by stockholders in a meeting, including, but not limited to, limits on the amount of time at the meeting taken up by the remarks or questions or any stockholder, limits on the numbers of questions per stockholder, and limits as to the subject matter and timing of questions and remarks by stockholders.

Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any meeting of the stockholders except in accordance with the procedures set forth in this Section 2.10; provided, however, that nothing in this Section 2.10 shall be deemed to preclude discussion by any stockholder as to any business properly brought before any meeting.

The chairman of a meeting shall, if the facts warrant, determine, and declare at any meeting of the stockholders that business was not properly brought before such meeting in accordance with the provisions of this Section 2.10, and if he or she should so determine, he or she shall so declare such determination at such meeting and any such business not properly brought before such meeting shall not be transacted.

Section 2.11. Advance Notice of Proposed Business.  (a) To be properly brought before any annual meeting of the stockholders, business must be either (1) specified in the notice of such meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (2) otherwise properly brought before such meeting by or at the direction of the Board of Directors, or (3) otherwise properly brought before such meeting by a stockholder who (i) was a stockholder of record of the Corporation at the time the notice provided for in paragraph (b) of this Section 2.11 is delivered to the Secretary of the Corporation and at the time of the annual meeting, (ii) shall be entitled to vote at such meeting, and (iii) complies with the notice procedures set forth in this Section 2.11 as to such business.  Clause (iii) above shall be the exclusive means for a stockholder to make nominations or submit business (other than matters properly brought under Rule 14a-8 (or any successor thereto) under the Exchange Act and indicated in the Corporation’s notice of meeting) before an annual meeting of stockholders.

(b)          In addition to any other applicable requirements, including, but not limited to, requirements imposed by federal and state securities laws pertaining to proxies, for business to be properly brought before the annual meeting of the stockholders by a stockholder, such stockholder must have given timely notice thereof in writing to the Secretary.  To be timely, a stockholder's notice must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting of the stockholders (provided, however, that in the event that the date of such annual meeting is more than thirty days before or more than sixty (60) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation).  In no event shall the public announcement of an adjournment or postponement of the annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c)          To be in proper form, a stockholder's notice to the Secretary shall set forth:

(1) as to each matter such stockholder proposes to bring before any annual meeting of the stockholders (i) a brief description of the business desired to be brought before the annual meeting, (ii) the reasons for conducting such business at the annual meeting, (iii) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), (iv) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, (v) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and

(2) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf such proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, (ii)(A) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned beneficially and of record by such stockholder and by such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of capital stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”), directly or indirectly owned beneficially by such stockholder and by such beneficial owner, if any, and any other direct or indirect opportunity held or owned beneficially by such stockholder and by such beneficial owner, if any, to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or beneficial owner, if any, has a right to vote any shares of any security of the Corporation, (D) any short interest in any security of the Corporation (for purposes of this Section 2.11, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through a contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any right to dividends on the shares of capital stock of the Corporation owned beneficially by such stockholder or such beneficial owner, if any, which right is separated or separable from the underlying shares, (F) any proportionate interest in shares of capital stock of the Corporation or Derivative Instrument held, directly or indirectly, by a general or limited partnership in which such stockholder or such beneficial owner, if any, is a general partner or with respect to which such stockholder or such beneficial owner, if any, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees to which such stockholder or such beneficial owner, if any, is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments if any; in each case, with respect to the information required to be included in the notice pursuant to clauses (A) through (G) above, as of the date of such notice and including, without limitation, any such interests held by members of such stockholder’s or such beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such stockholder and such beneficial owner, if any, (aa) not later than ten (10) days after the record date for the annual meeting to disclose such ownership as of the record date, (bb) ten (10) days before the annual meeting date, and (cc) immediately prior to the commencement of the annual meeting, by delivery to the Secretary of the Corporation of such supplemented information), (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (iv) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (v) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee or (B) otherwise to solicit proxies from stockholders in support of such proposal or nomination.

(d)          Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty (1) to determine whether any business proposed to be brought before the meeting was proposed in accordance with the procedures set forth in this Section 2.11 and (2), if any proposed business was not proposed in compliance with this Section 2.11, to declare that such proposed business not be transacted.

(e)          For purposes of this Section 2.11 and Section 3.3, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, the Associated Press, or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Sections 13, 14, or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(f)           Nothing in this Section 2.11, shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act.

Section 2.12. Action by Stockholders Without a Meeting.  Any action required or permitted to be taken at a meeting of the stockholders under any provisions of the Delaware General Corporation Law, the Certificate of Incorporation, or these Bylaws may be taken without a meeting if all of the stockholders entitled to vote thereon consent in writing to such action being taken, or, subject to the provisions of Section 228 of the Delaware General Corporation Law, if the stockholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all of the stockholders entitled to vote thereon were present and if such stockholders shall consent in writing to such action being taken.  Whenever any such action of the Corporation is so taken, the consents of the stockholders consenting thereto shall be filed with the minutes of proceedings of the stockholders.

ARTICLE III - BOARD OF DIRECTORS

Section 3.1. General Powers.  Except as may otherwise be provided in the Delaware General Corporation Law or the Certificate of Incorporation, the property, affairs, and business of the Corporation shall be managed by the Board of Directors.

Section 3.2. Number, Qualifications, and Term of Office.  The number of directors constituting the entire Board of Directors of this Corporation shall be not less than one (1) nor more than nine (9) as fixed from time to time by vote of a majority of the entire Board of Directors; provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at that time in office.  The directors shall be elected annually at the annual meeting of the stockholders.  Each director shall hold office until his or her successor shall have been elected and qualified, until his or her death, until he or she shall have resigned in the manner set forth in Section 3.14, or until he or she shall have been removed in the manner set forth in Section 3.13, whichever shall first occur.  Any director elected to fill a vacancy in the Board of Directors shall be deemed elected for the unexpired portion of the term of his or her predecessor on the Board of Directors.  Each director, at the time of his or her election, shall be at least eighteen (18) years of age.

Section 3.3. Nomination of Directors.  (a)(1) Only persons who are nominated in accordance with the procedures set forth in this Section 3.3 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors.  The Board of Directors, or a duly appointed committee thereof, shall act as a nominating committee for selecting nominees for election as directors.  Except in the case of a nominee substituted as a result of the death or incapacity of a nominee of the nominating committee, the nominating committee shall deliver written nominations to the Secretary of the Corporation at least thirty (30) days prior to the appropriate date of the meeting of stockholders called for election of directors.  Provided such nominating committee makes such nominations, no nominations for directors, except those made by the nominating committee, shall be voted upon at the annual meeting, unless other nominations by stockholders are made in accordance with the provisions of paragraph (b) of this Section 3.3.  No person shall be elected as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.3.  Ballots specifying the names of all persons nominated by the nominating committee and by stockholders shall be provided for use at the annual meeting.

(2) Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty (i) to determine whether a nomination was made in accordance with the procedures set forth in this Section 3.3 and (ii) if any proposed nomination was not made in compliance with this Section 3.3, to declare that such nomination shall be disregarded.

(b)          (1) Nominations of persons for election to the Board of Directors at an annual meeting of stockholders may be made by any stockholder of the Corporation who (i) was a stockholder of record of the Corporation at the time notice provided for in paragraph (b) of this Section 3.3 is delivered to the Secretary of the Corporation and at the time of the annual meeting, (ii) shall be entitled to vote at such meeting, and (iii) complies with the notice procedures set forth in this paragraph (b) of Section 3.3.  Such nominations, other than those made by the Board of Directors or a nominating committee thereof, shall be made pursuant to timely notice in writing to the Secretary as set forth in this Section 3.3.

(2) To be timely, a stockholder's notice must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than sixty (60) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation).  In no event shall the public announcement of an adjournment or postponement of the annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(3) To be in proper form, a stockholder’s notice to the Secretary of the Corporation shall set forth:

(i) as to each person whom the stockholder proposes to nominate for election as director (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (B) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant.

(ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf such proposal is made (A) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, (B)(aa) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned beneficially and of record by such stockholder and by such beneficial owner, (bb) any Derivative Instrument directly or indirectly owned beneficially by such stockholder and by such beneficial owner, if any, and any other direct or indirect opportunity held or owned beneficially by such stockholder and by such beneficial owner, if any, to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (cc) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or beneficial owner, if any, has a right to vote any shares of any security of the Corporation, (dd) any short interest in any security of the Corporation (for purposes of this Section 3.3, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through a contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (ee) any right to dividends on the shares of capital stock of the Corporation owned beneficially by such stockholder or such beneficial owner, if any, which right is separated or separable from the underlying shares, (ff) any proportionate interest in shares of capital stock of the Corporation or Derivative Instrument held, directly or indirectly, by a general or limited partnership in which such stockholder or such beneficial owner, if any, is a general partner or with respect to which such stockholder or such beneficial owner, if any, directly or indirectly, beneficially owns an interest in a general partner, and (gg) any performance-related fees (other than an asset-based fee) to which such stockholder or such beneficial owner, if any, is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, in each case with respect to the information required to be included in the notice pursuant to clauses (aa) through (gg) above, as of the date of such notice and including, without limitation, any such interests held by members of such stockholder’s or such beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such stockholder and such beneficial owner, if any, (AA) not later than ten (10) days after the record date for the annual meeting to disclose such ownership as of the record date, (BB) ten (10) days before the annual meeting date, and (CC) immediately prior to the commencement of the annual meeting, by delivery to the Secretary of the Corporation of such supplemented information), (C) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (D) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (E) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends (aa) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee or (bb) otherwise to solicit proxies from stockholders in support of such proposal or nomination.

(iii) such other information as is otherwise reasonably necessary (A) to determine the eligibility of such proposed nominee to serve as director of the Corporation; (B) to determine whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the Corporation; and (C) that could be material to a reasonable stockholder’s understanding of the independence and qualifications, or lack thereof, of such nominee.

(4) Notwithstanding anything in the first sentence of paragraph (b)(2) of this Section 3.3 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this paragraph (b) of Section 3.3 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(c)           Nothing in this Section 3.3, shall be deemed to affect any rights of (1) stockholders to request inclusion of nominations in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act or (2) the holders of any series of preferred stock to nominate and elect directors pursuant to and to the extent provided in any applicable provisions of the Certificate of Incorporation.

(d)           The Board of Directors may reject any nomination by a stockholder not timely made in accordance with the requirements of this Section 3.3.  If the Board of Directors, or a designated committee thereof, determines that the information provided in a stockholder's notice does not satisfy the informational requirements of this Section 3.3 in any material aspect, the Secretary of the Corporation shall notify such stockholder of the deficiency in the notice.  The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary of the Corporation within such period of time, not to exceed five (5) days from the date such deficiency notice is given to the stockholder, as the Board of Directors or such committee shall reasonably determine.  If the deficiency is not cured within such period, or if the Board of Directors or such committee reasonably determines that the additional information provided by the stockholder, together with information previously provided, does not satisfy the requirements of this Section 3.3 in any material respect, then the Board of Directors may reject such stockholder's nomination.  The Secretary of the Corporation shall notify a stockholder in writing whether his or her nomination has been made in accordance with the time and informational requirements of this Section 3.3.  Notwithstanding the procedures set forth in this Section 3.3, if neither the Board of Directors nor such committee makes a determination as to the validity of any nominations by a stockholder, the chairman of such annual meeting shall determine and declare at such annual meeting whether the nomination was made in accordance with the terms of this Section 3.3.  If such chairman determines a nomination was made in accordance with the terms of this Section 3.3, he or she shall so declare at such annual meeting and ballots shall be provided for use at the annual meeting with respect to such nominee.  If such chairman determines that a nomination was not made in accordance with this Section 3.3, he or she shall so declare at the annual meeting and the defective nomination shall be disregarded.

Section 3.4. Election of Directors.  At each meeting of the stockholders for the election of directors, the directors shall be chosen by a plurality of the votes cast at such election by the holders of shares entitled to vote thereon.  The stockholders shall not be entitled to cumulate their votes for directors.

Section 3.5. Annual Meetings.  The annual meeting of the Board of Directors shall be held in each year immediately after the annual meeting of stockholders, at such place as the Board of Directors from time to time may fix and, if so held, no notice of such meeting need be given.

Section 3.6. Regular Meetings.  Regular meetings of the Board of Directors shall be held at such times as the Board of Directors shall determine.  If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at said place at the same hour on the next succeeding business day that is not a legal holiday.  Notice of regular meetings need not be given.

Section 3.7. Special Meetings.  Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board of Directors, or the Chief Executive Officer, the President, or a majority of the directors of the Corporation.

Notice of the time and place of special meetings shall be:

(a)         delivered personally by hand, by courier or by telephone;

(b)         sent by United States first-class mail, postage prepaid;

(c)         sent by nationally recognized overnight delivery service for next day delivery;

(d)         sent by facsimile; or

(e)         sent by electronic mail,

directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Corporation’s records.

If the notice is (a) delivered personally by hand, by courier or by telephone, (b) sent by facsimile or (c) sent by electronic mail, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting.  If the notice is sent by overnight delivery service, it shall be deposited for next day delivery at least two (2) days before the time of the holding of the meeting.  If the notice is sent by United States mail, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting.  Any oral notice may be communicated to the director directly.  The notice need not specify the purpose of the meeting.

Section 3.8. Place of Meeting.  Meetings of the Board of Directors may be held at such place or places within or without the State of Delaware as the Board of Directors from time to time may designate.

Section 3.9. Quorum and Manner of Acting.  A majority of the directors shall be required to constitute a quorum for the transaction of business at any meeting.  The act of a majority of the directors present at any meeting while a quorum is present shall be an act of the Board of Directors.  In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum be had.  Notice of any adjourned meeting shall be given, in the same manner as notice of special meetings is required to be given, as set forth in these Bylaws.  The directors shall act only as a board and the individual directors shall have no power as such.

Section 3.10. Action by Written Consent.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if, prior or subsequent to such action, all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission and such written consents or electronic transmissions are filed with the minutes of the proceedings of the Board of Directors or such committee.  Such consent shall have the same effect as a unanimous vote of the Board of Directors or such committee for all purposes and may be stated as such in any certificate or other document.

Section 3.11. Organization.  At each meeting of the Board of Directors, the Chairman of the Board of Directors, or in his or her absence, the Chief Executive Officer of the Corporation, or in his or her absence, the President of the Corporation or, in his or her absence, a chairman chosen by a majority of the directors present, shall act as chairman of the meeting.  The Secretary of the Corporation, or, in his or her absence, an Assistant Secretary of the Corporation, or, in the absence of the Secretary of the Corporation and the Assistant Secretaries of the Corporation, any person appointed by the chairman of the meeting, shall act as secretary of such meeting.

Section 3.12. Order of Business.  At all meetings of the Board of Directors business may be transacted in such order as the Chairman of the Board of Directors may determine.

Section 3.13. Removal of Directors.  Any director may be removed at any time, either with or without cause, by the stockholders at any regular or special meeting of the stockholders and the vacancy in the Board of Directors caused thereby may be filled by the stockholders at the same meeting.

Section 3.14. Resignation and Vacancies.  Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation.  A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events.  Except as otherwise provided by any resolution or resolutions providing for the issuance of a class or series of preferred stock adopted by the Board of Directors, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even if such number of directors constitutes less than a quorum of the Board of Directors, or by the sole remaining director.  Any director so chosen shall hold office until his or her successor shall be elected and qualified.  If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the Delaware General Corporation Law.

A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal.

Section 3.15. Committees.  The Board of Directors may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of any such committee.  The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, disqualification, resignation, removal or increase in the number of members of the committee.  In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.  Any committee of the Board of Directors may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation or these Bylaws for the conduct of its meetings as such committee may deem proper.

Section 3.16. Telephonic Meeting.  Unless restricted by the Certificate of Incorporation, any one or more members of the Board of Directors may participate in a meeting of the Board of Directors by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

ARTICLE IV - OFFICERS

Section 4.1. Number. The officers of the Corporation shall be a Chief Executive Officer, a President, a Chief Financial Officer, and a Secretary, and, in the discretion of the Board of Directors, a Treasurer and/or one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers or such other officers as the Board of Directors shall from time to time deem necessary or desirable.

Section 4.2. Election, Qualifications, and Terms of Office.  The officers shall be elected annually by the Board of Directors.  Each officer shall hold office until his or her successor shall have been elected and qualified, or until his or her earlier death, resignation, or removal in the manner provided in these Bylaws.  Any number of offices may be held by the same person.

Section 4.3. Resignations.  Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the Chief Executive Officer, the President, or the Secretary. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt of the notice thereof by the Board of Directors or any such officer.

Section 4.4. Removal of Officers.  Any officer of the Corporation may be removed from office at any time, with or without cause, by an affirmative vote of the majority of the Board of Directors.

Section 4.5. Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting of the Board of Directors.

Section 4.6. Chief Executive Officer.  The Chief Executive Officer shall have general supervision and direction of the business and affairs of the Corporation, shall be responsible for corporate policy and strategy, and shall report directly to the Chairman of the Board of Directors.  The Chief Executive Officer may sign and execute, in the name of the Corporation, deeds, mortgages, bonds, contracts, agreements, and other instruments, except in those instances where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent.  From time to time, the Chief Executive Officer shall report to the Board of Directors all matters within his or her knowledge which the interests of the Corporation may require to be brought to their attention.  The Chief Executive Officer shall also perform such other duties as are given to him or her by these Bylaws or as from time to time may be assigned to him or her by the Board of Directors.  Unless otherwise provided in these Bylaws, all other officers of the Corporation shall report directly to the Chief Executive Officer or as otherwise determined by the Chief Executive Officer.  The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect.  The Chief Executive Officer shall, if present and in the absence of the Chairman of the Board of Directors, preside at meetings of the stockholders and of the Board of Directors.

Section 4.7. The President.  Subject to the direction of the Board of Directors, the President shall have general charge of the business affairs and property of the Corporation and general supervision over its officers and agents.  The President shall see that all orders and resolutions of the Board of Directors are carried into effect.  The President may sign, with any other officer hereunto authorized, share certificates of the Corporation, the issuance of which shall have been duly authorized, and may sign and execute, in the name of the Corporation, deeds, mortgages, bonds, contracts, agreements, and other instruments duly authorized by the Board of Directors, except in those instances where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent.  From time to time, the President shall report to the Board of Directors all matters within his or her knowledge which the interests of the Corporation may require to be brought to their attention.  The President shall also perform such other duties as are given to him or her by these Bylaws or as from time to time may be assigned to him or her by the Board of Directors.

Section 4.8. The Secretary.  The Secretary shall (a) record all the proceedings of the meetings of the stockholders and Board of Directors in a book or books to be kept for that purpose; (b) cause all notices to be duly given in accordance with the provisions of these Bylaws and as required by statute; (c) be custodian of the records and of the seal of the Corporation and cause such seal to be affixed to all certificates representing shares of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized; (d) see that the lists, books, reports, statements, certificates, and other documents and records required by statute are properly kept and filed; (e) have charge of the stock ledger of the Corporation and cause the same to be kept in such manner as to show at any time the amount of shares of the Corporation issued and outstanding, the names and addresses of the holders of record thereof, the number of shares held by each, and the date when each became such holder of record; (f) perform the duties required of him or her under Section 2.11 of these Bylaws; (g) sign (unless the Treasurer shall sign) certificates representing shares of the Corporation, the issuance of which shall have been duly authorized; and (h) in general, perform all duties incident to the office of Secretary and such other duties as are given to him or her by these Bylaws or as from time to time may be assigned to him or her by the Board of Directors or the Chief Executive Officer.

Section 4.9. The Chief Financial Officer.  The Chief Financial Officer shall (a) have charge of and supervision over and by responsible for the funds, securities, receipts, and disbursements of the Corporation; (b) cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies, or with such bankers or other depositories, as shall be selected in accordance with Section 5.3 of these Bylaws or to be otherwise dealt with in such manner as the Board of Directors may direct; (c) cause the funds of the Corporation to be disbursed by checks or drafts upon the authorized depositories of the Corporation and cause to be taken and preserved proper vouchers for all moneys disbursed; (d) render to the Board of Directors or the Chief Executive Officer, whenever requested, a statement of the financial condition of the Corporation and of all his or her transactions as Chief Financial Officer; (e) cause to be kept, at the principal office of the Corporation or at such other office (within or without the State of Delaware) as shall be designated by the Board of Directors, correct books of account of all its business and transactions; (f) sign (unless the Secretary shall sign) certificates representing shares of the Corporation, the issuance of which shall have been duly authorized; and (g) in general, perform all duties incident to the office of Chief Financial Officer and such other duties as are given to him or her by these Bylaws or as from time to time may be assigned to him or her by the Board of Directors or the Chief Executive Officer.

Section 4.10. Treasurer.  The Treasurer shall, in general, perform all duties incident to the office of Treasurer and such other duties as are given to him or her by these Bylaws or as from time to time may be assigned to him or her by the Board of Directors or the Chief Executive Officer.

Section 4.11. The Vice Presidents.  At the request of the Chief Executive Officer or President, any Vice President shall perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all restrictions upon the President.  Any Vice President may also sign, with any other officer thereunto duly authorized, share certificates of the Corporation, the issuance of which shall have been duly authorized, and may sign and execute in the name of the Corporation, deeds, mortgages, bonds, contracts, agreements, and other instruments duly authorized by the Board of Directors, except in those instances where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent.  Each Vice President shall perform such other duties as are given to him or her by these Bylaws or as from time to time may be assigned to him or her by the Board of Directors or the Chief Executive Officer.

Section 4.12. Salaries.  The salaries of the officers of the Corporation shall be fixed from time to time by the Board of Directors.  No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

Section 4.13. Surety Bonds.  In the event the Board of Directors shall so require, any officer or agent of the Corporation shall execute a bond to the Corporation, in such amount and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful discharge of his or her duties.

ARTICLE V – CONTRACTS AND FINANCIAL MATTERS

Section 5.1. Execution of Contracts.  Any officer of the Corporation, subject to the approval of the Board of Directors, may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation.  Such authorization may be general or restricted to specific instances.

Section 5.2. Checks and Drafts.  All checks, drafts, or other orders for the payment of money and all notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or agent or agents of the Corporation as shall be thereunto so authorized from time to time by resolution of the Board of Directors.

Section 5.3. Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositaries as the Board of Directors may select or as may be selected by any officer or officers or agent or agents authorized so to do by the Board of Directors.  Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositaries shall be made in such manner as the Board of Directors from time to time may determine.

Section 5.4. General and Special Bank Accounts.  The Board of Directors may authorize from time to time the opening and keeping of general and special bank accounts with such banks, trust companies, or other depositories as the Board of Directors may designate and may make such special rules and regulations with respect thereto, not inconsistent with the provisions of these Bylaws, as the Board of Directors may deem expedient.

Section 5.5. Loans.  No loans or advances shall be contracted on behalf of the Corporation and no negotiable paper shall be issued in its name, unless and except as authorized by the Board of Directors.  Such authorization may be general or restricted to specific instances.  Any officer or agent of the Corporation thereunto so authorized may effect loans and advances for the Corporation and for such loans and advances may make, execute, and deliver promissory notes, bonds, or other evidences of indebtedness of the Corporation.  Any officer or agent of the Corporation thereunto so authorized may pledge, hypothecate, or transfer, as security for the payment of any and all loans, advances, indebtedness, and liabilities of the Corporation, any and all stocks, bonds, other securities, and other personal property at any time held by the Corporation and, to that end, may endorse, assign, and deliver the same and do every act and thing necessary or proper in connection therewith.

Section 5.6. Proxies.  Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the Chief Executive Officer or such person or persons as shall be thereunto authorized from time to time by the Chief Executive Officer or the Board of Directors.

ARTICLE VI – INDEMNIFICATION AND INSURANCE

The current and former directors, officers, employees and agents of the Corporation (each such person who is or was so serving is referred to herein as a “Covered Person”) are entitled to indemnification and the advance payment of expenses to the extent provided in the Certificate of Incorporation, and paragraphs (A) through (G) and (I) through (M) of Article Twelfth of the Certificate of Incorporation are hereby incorporated herein by this reference to the same extent as if the text thereof was fully set forth in these Bylaws.  A Covered Person’s right to indemnification and advancement of expenses is subject to the limitations provided in the Certificate of Incorporation, and paragraph (H) of Article Twelfth of the Certificate of Incorporation is hereby incorporated herein by this reference to the same extent as if the text thereof was fully set forth in these Bylaws.

ARTICLE VII – STOCK

Section 7.1. Stock Certificates.  Every holder of stock of the Corporation represented by certificates shall be entitled to have a certificate, signed by the Chairman of the Board of Directors, the President or a Vice President and either the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him or her in the Corporation; provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares.  In case any officer of the Corporation who has signed any such certificate shall cease to be such officer, for whatever cause, before the certificate shall have been delivered by the Corporation, the certificate shall be deemed to have been adopted by the Corporation, unless the Board of Directors shall otherwise determine prior to the issuance and delivery thereof, and may be issued and delivered as though the person who signed it had not ceased to be such officer of the Corporation.  Certificates representing shares of the Corporation shall be in such form as shall be approved by the Board of Directors.  There shall be entered upon the stock ledger of the Corporation, at the time of issuance of each share, the number of the certificate issued, the name and address of the person owning the shares represented thereby, the number of shares, and the date of issuance thereof.  Every certificate exchanged or returned to the Corporation shall be marked "cancelled" with the date of cancellation.

Section 7.2. Stock Ledger.  The stock ledger and the blank stock certificate books shall be kept by the Secretary, or by any officer or agent designated by the Board of Directors.

Section 7.3. Addresses of Stockholders.  Each stockholder shall designate to the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served, delivered, or mailed to such stockholder and, if any stockholder shall fail to designate such address, all corporate notices (whether served or delivered by the Secretary of the Corporation, another stockholder, or any other person) may be served upon such stockholder by mail directed to him or her at his or her last known post office address.

Section 7.4. Transfers of Shares.  Transfers of stock of the Corporation shall be made on the books of the Corporation by the holder of record thereof or by his or her attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the Secretary and on surrender of the certificate or certificates representing such stock.  The Corporation shall be entitled to treat the holder of record of any stock as the absolute owner thereof for all purposes and, accordingly, shall not be obligated to recognize any legal, equitable, or other claim to or interest in such stock on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise expressly provided by statute; provided, however, that whenever any transfer of stock shall be made for collateral or security and not absolutely and written notice thereof shall be given to the Secretary, such fact shall be expressed in the entry of the transfer.  Notwithstanding anything to the contrary contained in these Bylaws, the Corporation shall not be required or permitted to make any transfer of stock of the Corporation which, if made, would violate the provisions of any agreement restricting the transfer of stock of the Corporation to which the Corporation shall be a party; provided, however, that the restriction upon the transfer of the stock represented by any share certificate shall be set forth or referred to upon the certificate.

Section 7.5. Regulations.  Subject to the provisions of this Article VII, the Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer, and registration of certificates for shares of the Corporation.

Section 7.6. Special Designation on Certificates.  If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock;  provided  that, except as otherwise provided in Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 7.7. Lost, Destroyed, and Mutilated Certificates.  The holder of any shares shall immediately notify the Corporation of any loss, destruction, or mutilation of the certificate therefore and the Board of Directors, in its discretion, may cause to be issued to him or her a new certificate or certificates upon surrender of the mutilated certificate or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction.  The Board of Directors, in its discretion, may require the owner of the lost or destroyed certificate or his or her legal representative to give the Corporation a bond, in such amount (not exceeding twice the value of such shares) and with such surety or sureties as it may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate.

Section 7.8. Record Date.  For purposes of determining the stockholders entitled to notice of any meeting or to vote thereat, or to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than (10) days before the date of such meeting, nor more than sixty (60) days prior to the time for such other action as herein described, as the case may be.  In that case, only stockholders of record at the close of business on the date so fixed shall be entitled to notice and to vote, or to receive the dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date so fixed, except as otherwise required by law, the Certificate of Incorporation or these Bylaws.

If the Board of Directors does not so fix a record date, (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held and (ii) the record date for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights, or to exercise such rights, shall be the close of business on the business day on which the Board of Directors adopts a resolution relating thereto or the sixtieth (60th) day before the date of the relevant action, whichever is later.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, but the Board of Directors shall fix a new record date if the meeting is adjourned for more than thirty (30) days from the date set for the original meeting.

Section 7.9. Refusal to Register Transfer.  The Corporation shall not register any transfer of securities issued by the Corporation in any transaction that qualifies for the exemption from registration requirements specified by the provisions of Regulation S under the Securities Act of 1933, as amended (“Regulation S”), unless such transfer is made in accordance with the provisions of Regulation S.

ARTICLE VIII – MANNER OF GIVING NOTICE AND WAIVER

Section 8.1. Notice by Electronic Transmission.  Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws, any notice to stockholders given by the Corporation under any provision of the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given.  Any such consent shall be revocable by the stockholder by written notice to the Corporation.  Any such consent shall be deemed revoked if:

(a)  the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent; and

(b)  such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(1)  if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(2)  if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

(3)  if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and

(4)  if by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Notice by a form of electronic transmission shall not apply to Sections 164, 296, 311, 312 or 324 of the Delaware General Corporation Law.

Section 8.2. Notice to Person with Whom Communication is Unlawful.  Whenever notice is required to be given, under the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person.  Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.  In the event that the action taken by the Corporation is such as to require the filing of a certificate under the Delaware General Corporation Law, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

Section 8.3. Waiver of Notice.  Whenever notice is required to be given under any provision of the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

ARTICLE VIII – DIVIDENDS AND SURPLUS

Subject to any restrictions imposed by statute, the Board of Directors from time to time, in its discretion, may fix and vary the amount of the working capital of the Corporation and determine what, if any, dividends shall be declared and paid to the stockholders out of the surplus of the Corporation.  The Board of Directors, in its discretion, may use and apply any surplus in purchasing or acquiring any of the shares of the Corporation in accordance with law or any of its bonds, debentures, or other obligations, or from time to time may set aside from such surplus such amount or amounts as it, in its absolute discretion, may deem proper as a reserve fund to meet contingencies or for equalizing dividends, for the purpose of maintaining or increasing the property or business of the Corporation, or for any other purposes it may deem consistent with the best interest of the Corporation.  All such surplus, until actually declared in dividends or used and applied as aforesaid, shall be deemed to be so set aside by the Board of Directors for one or more of said purposes.

ARTICLE IX – CORPORATE SEAL

The Corporation shall have a corporate seal which shall be in circular form, shall bear the name of the Corporation and the words “Corporate Seal” and the words and figures denoting its organization under the laws of the State of Delaware in the year 2010 and otherwise shall be in such form as shall be approved from time to time by the Board of Directors.

ARTICLE X – FISCAL YEAR

The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

ARTICLE XI - ACCOUNTANTS

The Board of Directors from time to time shall designate the independent accountants of the Corporation.

ARTICLE XII - AMENDMENTS

All Bylaws of the Corporation shall be subject to amendment, alteration, or repeal, and new Bylaws not inconsistent with any provision of the Certificate of Incorporation or any provision of law may be made, by the stockholders or by the Board of Directors, except as otherwise expressly required by statute.  Any Bylaw adopted, amended or repealed by the stockholders may be amended or repealed by the Board of Directors, unless the resolution of the stockholders adopting such Bylaw expressly reserves the right to amend or repeal it only to the stockholders.

ARTICLE XIII – FORCE AND EFFECT

These Bylaws are subject to the provisions of the Delaware General Corporation Law and the Certificate of Incorporation, as the same may be amended from time to time.  If any provision in these Bylaws is inconsistent with an express provision of either of the Delaware General Corporation Law or the Certificate of Incorporation, the provision of the Delaware General Corporation Law or the Certificate of Incorporation, as the case may be, shall govern, prevail and control the extent of such inconsistency.

Adopted as of December 20, 2010.